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                                                                    EXHIBIT 23.8


                          CONSENT OF SANJEEV R. CHITRE

         In connection with this Registration Statement on Form S-4, the undersigned hereby consents to the naming by the Registrant of the undersigned as director designee of the combined company. In giving such consent, the undersigned does not thereby admit that he comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


Phoenix, Arizona                        INTEGRATED PROCESS EQUIPMENT CORP.
February 3, 1999
                                        /s/ Sanjeev R. Chitre
                                        _____________________________
                                        Sanjeev R. Chitre, Director